FORM OF

ADMINISTRATION AGREEMENT

EAGLE CAPITAL APPRECIATION FUND
EAGLE GROWTH & INCOME FUND

EAGLE SERIES TRUST

This Agreement is made as of November 1, 2008, by and among EAGLE CAPITAL APPRECIATION FUND, EAGLE GROWTH & INCOME FUND and EAGLE SERIES TRUST, each a Massachusetts business trust (each a “Trust”), and EAGLE ASSET MANAGEMENT, INC., a Florida corporation (“Administrator”).

WHEREAS, each Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end, management investment company and may have established several separate Series of shares (“Series”), with each Series having its own assets and investment policies, and with each Trust and/or Series having one or more classes of shares (“Class”) as listed on Schedule A hereto, as may be amended from time to time (referred to herein as “Series” and “Class”),

WHEREAS, each Trust desires to retain the Administrator to furnish administrative services, including recordkeeping, and other services to shareholders, to each Class of a Series listed in Schedule A attached hereto (as it may be amended from time to time), and the Administrator is willing to furnish such services,

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.     Appointment. Each Trust hereby appoints the Administrator to serve as the administrator of each Trust and each Series and Class thereof as listed in Schedule A on the terms set forth in this Agreement. (Where a Trust has not established separate Series of shares, such Trust shall be referred to herein as “Series” where referring collectively such Trust and other Series.) The Administrator accepts such appointment and agrees to render the services herein set forth for the compensation as set forth on Schedule B.

2.     Duties and Obligations of the Administrator.

(a)     Subject to the general direction and control of a Trust’s Board and the provisions of this Agreement, the Administrator shall provide to each Series and its Classes all administrative and clerical services as deemed necessary or advisable for the operation of such Series and its Classes, including without limitation those services set forth on Schedule C attached hereto. The Administrator can use any of the officers and employees of the Administrator to provide any of the services or reports required under this Agreement.

(b)     In performing its duties hereunder, the Administrator shall provide, at its expense, appropriate office space, facilities, equipment and personnel.

(c)     Each Trust shall cause its officers, advisers, distributors, legal counsel, independent accountants, transfer agent, and any other service provider to cooperate with the Administrator and to provide the Administrator, upon its reasonable request, with such information, documents and advice relating to such Trust and/or Series as is within the possession or knowledge of such persons, and which in the opinion of the Administrator, is necessary in order to enable it to perform its duties hereunder.

(d)     The Administrator may consult with legal counsel to the appropriate Series, at such Series’ expense, and shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel.

3.     Compliance with Rule 38a-1.The Administrator shall maintain policies and procedures relating to the services it provides pursuant to this Agreement that are reasonably designed to prevent violations of the federal securities laws, and shall employ personnel to administer the policies and procedures who have the requisite level of skill and competence required to effectively discharge its responsibilities. The Administrator also shall provide the Trusts’ chief compliance officer with periodic reports regarding its compliance with the federal securities laws, and shall promptly provide special reports in the event of any material violation of the federal securities laws.

4.     Books and Records. The Administrator will maintain the books and records with respect to each Series or Class relating to the services it provides pursuant to this Agreement and as are required pursuant to the 1940 Act and the rules thereunder. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for each Series are the property of such Series and further agrees to surrender promptly to a Series any of such records upon the Series’ request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the foregoing records required to be maintained by Rule 31a-1 under the 1940 Act.

5.     Reports to Administrator. Each Series shall furnish or otherwise make available to the Administrator such copies of that Series’ Class prospectus, statement of additional information, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

6.     Reports to each Series. The Administrator shall prepare and furnish to each Series such reports, statistical data and other information in such form and at such intervals as such Series may reasonably request.

7.     Confidentiality. The Administrator shall be responsible for preserving the confidentiality of information concerning the holdings, transactions, and business activities of the Trust and each Series in conformity with the requirements of the 1940 Act, other applicable laws and regulations, and any policies that are approved by the Board.

8.     Allocation of Expenses. The Administrator, at its expense, shall furnish each Series with all necessary facilities, equipment, supplies and personnel. The Administrator shall also be responsible for paying the salaries, expenses and fees of any personnel that it furnishes to any Series (including the salaries, expenses and fees of Trustees and officers of a Trust who are officers, directors/trustees, partners, or employees of the Administrator or its affiliates) required for them to faithfully perform their duties under this Agreement; provided, however, that the parties may agree that a Trust may pay the compensation of the Trust’s chief compliance officer or any other officer of the Trust.Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the appropriate Series or its Classes, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Trust’s trustees, directors, officers or employees, legal, accounting and audit expenses, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of portfolio shares, fees and expenses incident to the registration or qualification under federal or state securities laws of a Series, its Classes or its shares, costs (including printing and mailing costs) of preparing and distributing prospectuses, reports, notices and proxy material to such Series’ or Class shareholders, all expenses incidental to holding meetings of a Trust’s trustees and shareholders, all fees, dues and other expenses incurred in connection with a Trust’s membership in any trade association or other investment organization, and such nonrecurring and extraordinary expenses as may arise, including litigation affecting such Series and legal obligations relating thereto for which the Series may have to indemnify its trustees, directors and officers.

9.     Compensation. For the services provided hereunder, each Trust agrees that each Series shall pay the Administrator the applicable compensation per a Series’ Class at the rate set forth on Schedule B hereto and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by the Administrator in performing its duties hereunder. The rate set forth on Schedule B shall be an annual rate of a Class’ average daily net assets. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to the Administrator, each Class’ net asset value shall be computed at the times and in the manner specified in the Series’ Prospectus.

10.     Services to Other Clients. Nothing herein contained shall limit the freedom of the Administrator or any affiliated person of the Administrator to render administrative services to other investment companies, to act as administrator to other persons, firms, or corporations, or to engage in other business activities.

11.     Effect of Agreement. Nothing herein contained shall be deemed to require a Trust or any Series to take any action contrary to the Declaration of Trust or By-laws of such Trust or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Series or Trust.

12.     Limitation of Liability of the Administrator. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Trust or any Series in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Administrator, who may be or become an officer, trustee, employee or agent of a Trust shall be deemed, when rendering services to any Trust or acting in any business of a Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Administrator even though paid by it.

13.     Trust and Shareholder Liability. The Administrator is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of each Trust and agrees that obligations assumed by a Trust and/or Series pursuant to this Agreement shall be limited in all cases to that Trust and/or Series and its assets, and if the liability relates to one or more Trust and/or Series, the obligations hereunder shall be limited to the respective assets of that Trust and/or Series. The Administrator further agrees that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a Trust and/or Series, nor from the Trustees, any individual Trustee of a Trust or any of the Trust’s officers, employees or agents, whether past, present or future shall be personally liable therefore.

14.     Force Majeure. The Administrator shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Administrator shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

15.     Duration and Termination. The term of this Agreement shall begin on the date first written above with respect to each Trust, Series and./or Class and shall continue in effect with respect to each Trust, Series and/or Class subject to the termination provisions and all other terms and conditions hereof. This Agreement may be terminated at any time by vote of the Board, including a majority of the independent Board members, on 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Administrator. The Administrator may at any time terminate this Agreement on 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to a Trust. This Agreement automatically and immediately will terminate in the event of its assignment. Termination of this Agreement pursuant to this Paragraph 15 shall be without the payment of any penalty. Termination of this Agreement with respect to a given Trust, Series or Class shall not affect the continued validity of this Agreement or the performance thereunder with respect to any other Trust, Series or Class.

16.     Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement as to a given Trust, Series and/or Class shall be effective until approved by the Board.

17.     Definitions. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person,” “assignment” and “affiliated person” shall have the same meanings as such terms have in the 1940 Act.

18.     Interpretation of Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

19.     Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.

20.     Notices. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust (attn: [Secretary]) or the Administrator (attn: [President]) (or to such other address or contact as shall be designated by the Trust or the Administrator in a written notice to the other party) in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this Paragraph 20.

21.     Governing Law.This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Florida conflict with the applicable provisions of the 1940 Act, the latter shall control.

22.     Severability.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

23.     Headings.The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

24.     Execution in Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

EAGLE CAPITAL APPRECIATION FUND EAGLE GROWTH & INCOME FUND EAGLE SERIES TRUST
Name:
Title:
EAGLE ASSET MANAGEMENT, INC.
Name:
Title:

SCHEDULE A

TO

ADMINISTRATIVE SERVICES AGREEMENT

EAGLE CAPITAL APPRECIATION FUND
EAGLE GROWTH & INCOME FUND
EAGLE SERIES TRUST

The following classes of each Series of the above-reference Trusts currently are subject to this Agreement:

Eagle Capital Appreciation Fund:

Class A
Class C
Class I
Class R3
Class R5

Eagle Growth & Income Fund:

Class A
Class C

Class I
Class R3
Class R5

Eagle Series Trust

Eagle Large Cap Core Fund:

Class A
Class C
Class I
Class R3
Class R5

Eagle International Equity Fund:

Class A
Class C
Class I
Class R3
Class R5

Eagle Mid Cap Growth Fund:

Class A
Class C
Class I
Class R3
Class R5

Eagle Mid Cap Stock Fund:

Class A
Class C
Class I
Class R3
Class R5

Eagle Small Cap Core Value Fund:

Class A
Class C
Class I
Class R3
Class R5

Eagle Small Cap Growth Fund:

Class A
Class C
Class I
Class R3

Class R5

Date: November 1, 2008

SCHEDULE B

TO

ADMINISTRATIVE SERVICES AGREEMENT

FOR

EAGLE CAPITAL APPRECIATION FUND
EAGLE GROWTH & INCOME FUND
EAGLE SERIES TRUST

Compensation pursuant to Paragraph 9 of the Administrative Services Agreement shall be:

(1)

For the services provided to each Class A, Class C and Class R3 of a Series and its shareholders (including amounts paid to third parties), 0.15% per annum of the average daily net assets of each such Class of said Series; plus in each case

(2)

For the services provided to each Class I and Class R5 of a Series and its shareholders (including amounts paid to third parties), 0.10% per annum of the average daily net assets of each such Class of said Series; plus in each case

(3)	Certain out-of-pocket expenses

Date: November 1, 2008

SCHEDULE C

TO

ADMINISTRATIVE SERVICES AGREEMENT

FOR

EAGLE CAPITAL APPRECIATION FUND
EAGLE GROWTH & INCOME FUND
EAGLE SERIES TRUST

The Administrator shall provide each Series and its Classes the following services pursuant to Paragraph 2 of the Administrative Services Agreement:

1.	Provide all necessary office facilities (which may be in the offices of the Administrator or an affiliate), equipment, and personnel for handling the affairs of the Series;

2.

Subject to supervision by counsel to the Trusts, prepare amendments to, file, and maintain a Trust’s governing documents, including the Declaration of Trust (or charter as the case may be), the Bylaws, and minutes of meetings of shareholders;

3.

Provide individuals reasonably acceptable to a Trust’s Trustees to serve as officers of the Trust, who will be responsible for the management of certain of the Trust’s affairs as determined by the Trust’s Trustees;

4.	Prepare agenda and prepare and compile board materials for all Trustee meetings and review, file, and maintain minutes of meetings of Trustees;

5.	Provide appropriate personnel for Board of Trustees meetings;

6.

Subject to supervision by counsel to a Trust, prepare, review and file a Trust’s Registration Statement (on Form N-1A, Form N-14 or any replacements therefore), periodic supplements to the Registration Statement, proxy materials and other filings with the Commission;

7.

Subject to supervision by counsel to a Trust, prepare and file, or supervise the preparation and filing of, Form N-CSR and Form N-Q and provide any sub-certifications which may reasonably be requested by a Trust’s Principal Executive Officer or Principal Financial Officer in connection with the required certification of those filings and coordinate receipt of similar sub-certifications from other service providers that provide information to be included in such filings;

8.	Prepare and file, or supervise the preparation and filing of, all necessary Blue Sky filings;

9.	Prepare and file, or supervise the preparation and filing of, annual Form N-PX;

10.	Arrange for and coordinate the layout and printing of prospectuses, statements of additional information, semi-annual and annual reports to shareholders, and proxy materials;

11.	Prepare, with the assistance of the Series’ investment adviser, and sub-adviser, as applicable, communications to shareholders;

12.

Coordinate the mailing of prospectuses, notices, proxy statements, information statements, proxies, semi-annual and annual reports to shareholders, and other reports to Series shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

13.	Prepare for and conduct shareholder meetings, if necessary;

14.	Assist with the design, development, and operation of Series for the Trust, including new classes, investment objectives, policies and structure;

15.

Review reports produced by, and the operations and performance of, the various organizations providing services to the Trust or any Series of the Trust, including, without limitation, the Trust’s investment adviser, custodian, sub-adviser, fund accountant, shareholder servicing agent, transfer agent, outside legal counsel, independent public accountants, and other entities providing services to the Trust, and at the request of the Trustees, report to the Trustees on the performance of such organizations;

16.	Prepare, negotiate, and administer contracts on behalf of the Trust with, among others, the Trust’s investment adviser, custodian, fund accountant, shareholder servicing agent, and transfer agent;

17.	Review marketing material to verify that Series information is accurate;

18.	Prepare and file proofs of claims in connection with Class Action notices and respond to any and all requests for documentation regarding any legal or regulatory proceedings;

19.

Monitor the Trust’s compliance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, so as to enable the Trust to maintain its status as a “regulated investment company;”

20.	Monitor the Trust’s compliance with all applicable federal securities and other regulatory requirements;

21.	Monitor the Trust’s compliance with its registration statement;

22.

Obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act as such bonds and policies are approved by the Trust’s Trustees;

23.	Provide information and assistance with inspections by the Commission;

24.	Compile and summarize periodic Rule 2a-7 money market funds’ analysis for Board of Trustee review; assist management with the administration of the trustees’ deferred compensation plans, if any;

25.	Design, implement and maintain a disaster recovery program for the Trust’s records;

26.

Assist the Trust’s Chief Compliance Officer with issues regarding the Trust’s compliance program (as approved by the Board of Trustees of the Trust in accordance with Rule 38a-1 under the 1940 Act) as reasonably requested;

27.	Administer the implementation and required distribution of the Privacy Policy of the Trust as required under Regulation S-P; and

28.

Perform all administrative services and functions of the Trust and each Series to the extent administrative services and functions are not provided to the Trust or such Series pursuant to the Trust’s or such Series’ investment advisory agreement, custodian agreement, fund accounting agreement, shareholder servicing agreement, and transfer agent agreement.

Date: November 1, 2008